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                                                                  Exhibit 99.1

[LOGO] United Rentals

-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                  UNITED RENTALS REPORTS FIRST QUARTER RESULTS

                            IN LINE WITH EXPECTATIONS

         GREENWICH, CT, April 27, 2001 - United Rentals, Inc. (NYSE: URI) today announced financial results for the first quarter ended March 31, 2001. The Company reported revenues of $619 million, a 6.9% increase over the $579 million reported for the first quarter of 2000. Rental revenues were 74.5% of total revenues, sales of rental equipment were 6.3%, and sales of equipment and merchandise and other revenues were 19.2%. Same store rental revenues increased 8.2% year over year. Net income for the quarter was $3.4 million, compared to $17.4 million in the same period last year. Diluted earnings per share were $0.04, compared with $0.19 reported in last year's first quarter. The results reflect the Company's planned reduction in rental equipment sales this year, as well as greater seasonality due to the significant increase in the Company's traffic control business. Equipment utilization in the quarter was 53.3%, and sharing of equipment among branches accounted for 9.8% of rental revenues.

         Bradley Jacobs, chairman and chief executive officer, said, "We are pleased with our results for the first quarter, which were in line with analysts' expectations. Our rental revenues were up 15.3% compared to last year. We raised rental rates for the fifth consecutive quarter, achieving a 1.6% year over year increase. Since the beginning of the year, we've added 228 new National Accounts, bringing the total number of companies that have signed agreements with us to over 1,400.

         "We completed three significant financings earlier this month: a $750 million term loan, a $750 million revolving credit facility, and a $450 million senior unsecured note offering. This $1.95 billion of new capital replaces our prior credit facility and term loans, further strengthens our balance sheet and gives us greater flexibility to grow the business."

         The Company will conduct an investor conference call at 11:00 AM EDT today. Interested parties can participate in this call by dialing 1-913-981-5509. The conference call will also be broadcast live over the Internet at www.vcall.com, and a replay of the call will be available to all investors on the Company's web site at www.unitedrentals.com for 10 days beginning shortly after the conference call.

         United Rentals, Inc. is the largest equipment rental company in North America, with an integrated network of more than 750 locations in 47 states, seven Canadian provinces, and Mexico. The Company serves over 1.2 million customers including construction and industrial companies, manufacturers, municipalities, homeowners and others. The Company offers for rent over 600 different types of equipment with a total original cost of approximately $3.5 billion. Additional information about United Rentals is available at the Company's web site at www.unitedrentals.com.

                                    - more -

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         Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "projects," "may," "will," "should," "on track" or "anticipate" or the negative thereof or comparable terminology, or by discussions of strategy. The Company's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable industry conditions could lead to a decrease in demand for the Company's equipment and to a decline in prices and rental rates, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) the Company cannot be certain that it will have access to the additional capital that it may require or that its cost of capital will not increase, (4) acquisitions may become more expensive, may have undisclosed liabilities and may be more difficult to integrate, and (5) the Company is highly dependent on the services of its senior management. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


                                      # # #

Investor contact:                                       Media contact:
Robert Miner                                            Brandy Bergman
United Rentals, Inc.                                    Citigate Sard Verbinnen
(203) 622-3131                                          (212) 687-8080
bminer@ur.com                                           bbergman@sardverb.com

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                              UNITED RENTALS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                         (000's, except per share data)


                                                            Three months                    Three months
                                                               ended                            ended
                                                            March 31, 2001                 March 31, 2000
                                                            --------------                 --------------
    Revenues:
      Equipment rentals                                         $461,382                       $400,098
      Sales of rental equipment                                   39,122                         70,332
      Sales of equipment and
       merchandise and other revenues                            118,600                        108,532
                                                                 -------                       --------
    Total revenues                                               619,104                        578,962

    Cost of revenues:
     Cost of equipment rentals,
       excluding depreciation                                    230,033                        174,300
     Depreciation of rental equipment                             76,801                         73,503
     Cost of rental equipment sales                               23,076                         41,086
     Cost of equipment and merchandise
       sales and other operating costs                            86,627                         84,089
                                                                --------                       --------
    Total cost of revenues                                       416,537                        372,978
                                                                 -------                        -------

    Gross profit                                                 202,567                        205,984

    Selling, general and administrative expenses                 108,893                        101,850
    Non-rental depreciation and amortization                      26,107                         20,018
                                                                --------                       --------

    Operating income                                              67,567                         84,116

    Interest expense                                              62,405                         54,558
    Other (income) expense, net                                     (670)                          (204)
                                                               ---------                      ---------
    Income before provision for income taxes                       5,832                         29,762
    Provision for income taxes                                     2,420                         12,351
                                                                --------                       --------

    Net income                                                    $3,412                        $17,411
                                                                ========                        =======
    Diluted earnings per share                                     $0.04                          $0.19
                                                                   =====                          =====
    Weighted average diluted
      shares outstanding                                          91,609                         92,851